PLANET POLYMER TECHNOLOGIES, INC. AND SUBSIDIARY                    EXHIBIT 11.1
Statement of Computation of Common and Common Equivalent Shares
AS OF DECEMBER 31, 1999


                                                                     Years ended December 31,
                                                                    --------------------------
                                                                       1999             1998
                                                                    ---------        ---------
            Shares outstanding at beginning of period               5,300,144        5,300,144
                 10,169 shares issued on March 15, 1998                10,169            8,107
                 8,695 shares issued on June 15, 1998                   8,695            4,741
                 13,483 shares issued on September 15, 1998            13,483            3,953
                 8,571 shares issued on December 15, 1998               8,571              352
                                                                    ---------        ---------
            Weighted average number of shares                       5,341,062        5,317,297
                                                                                     =========
                 1,000,000 shares issued on January 11, 1999          969,863
                 9,677 shares issued on March 15, 1999                  7,715
                 5,000 shares issued on March 30, 1999                  3,781
                 9,677 shares issued on June 15, 1999                   5,276
                 5,106 shares issued on September 15, 1999              1,497
                 500,000 shares issued on November 5, 1999             76,712
                 5,454 shares issued on December 15, 1999                 239
                                                                    ---------
            Weighted average number of shares                       6,406,145
                                                                    =========